                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934




Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

   [ ]  Preliminary Proxy Statement
   [ ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
        Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          UNION BANKSHARES CORPORATION
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)


                          UNION BANKSHARES CORPORATION
                          -----------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

            -----------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies

            -----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

            -----------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

            -----------------------------------------------------------------

         5) Total fee paid:

            -----------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.


  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



         1)       Amount Previously Paid:  ___________________________________
         2)       Form Schedule or Registration Statement No.:  ______________
         3)       Filing Party:  _____________________________________________
         4)       Date Filed:  _______________________________________________

                         Union Bankshares Corporation



                                 March 9, 2001



Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, April 17, 2001 at 6:00 p.m. at the Caroline County High School located near the intersection of Route 676 and Highway 207, approximately 5 miles west of Bowling Green, Virginia.

     The primary business of the meeting will be the election of directors. We also will report to you on the condition and performance of the Company and its subsidiaries, and you will have ample opportunity to question management on matters that affect the interests of all shareholders. The meeting will be followed by a reception that we hope you will be able to attend.

     We hope you will be with us on April 17th. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

     We appreciate your continued loyalty and support.


                                         Sincerely,



                                         /s/ G. William Beale

                                         G. William Beale
                                         President and Chief Executive Officer

                         Union Bankshares Corporation


________________________________________________________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________________________________________________________________________

                         To be Held on April 17, 2001

     The Annual Meeting of Shareholders of Union Bankshares Corporation will be held at the Caroline County High School located near the intersection of Route 676 and Highway 207, approximately 5 miles west of Bowling Green, Virginia, at 6:00 p.m. on April 17, 2001 for the following purposes:

     1.   To elect three directors to serve for a three-year term;

     2. To elect two directors to serve for the remaining two years of a three-year term; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed February 24, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                  By Order of the Board of Directors



                                  D. Anthony Peay
                                  Senior Vice President and Corporate Secretary


March 9, 2001


     Please promptly complete and return the enclosed proxy whether or not you plan to attend the Annual Meeting. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.


       212 N. Main Street, P. O. Box 446, Bowling Green, Virginia 22427

                         Union Bankshares Corporation

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 17, 2001


                                    GENERAL

          The enclosed proxy is solicited by the Board of Directors of Union Bankshares Corporation (the "Company") for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 17, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is March 9, 2001.

Revocation and Voting of Proxies

          Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

          Only shareholders of record at the close of business on February 24, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on February 24, 2001, there were 7,516,449 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

          Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

          The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

                  ELECTION OF DIRECTORS - PROPOSALS ONE & TWO

Directors

          The Company's Board is divided into three classes (I, II and III). The term of office for Class II directors will expire at the Annual Meeting and the nominees to serve as Class II directors are set forth below. Each of the Class II nominees currently serves as a director of the Company. If elected, the Class II nominees will serve until the Annual Meeting of Shareholders held in 2004.

          The Board has also nominated Frank B. Bradley and William M. Wright to serve as Class I directors. Messrs. Bradley and Wright were appointed to the Board in January 2001 and currently serve as directors of the Company. If elected, the Class I nominees will serve until the Annual Meeting of Shareholders held in 2003.

          The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason the persons named as nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other persons as the Board of Directors may designate.

          The Board of Directors recommends that shareholders vote for the nominees set forth below. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.


                                        Served as                             Principal Occupation
      Name (Age)                    Director Since (1)                       During Past Five Years
      ----------                    ------------------                       ----------------------
2001 Class (Nominees):

Ronald L. Hicks (54)                      1985                  Chairman of the Board of the Company since 1998;
                                                                Attorney, Of Counsel to Jarrell, Hicks and
                                                                Sasser, Spotsylvania County, Virginia; Chairman
                                                                of the Board of Union Bank & Trust Company since
                                                                1987.

W. Tayloe Murphy, Jr. (67)                1966                  Attorney, Smith, Murphy and Taliaferro, Warsaw,
                                                                Virginia; delegate in the House of Delegates of
                                                                the Virginia General Assembly from 1982 until
                                                                2001.

A. D. Whittaker (61)                      1981                  President, A. D. Whittaker, Inc., a commercial
                                                                construction firm in Hanover County, Virginia.

2003 Class (Nominees):

Frank B. Bradley (53)                     2001                  President, Bradley Properties; formerly
                                                                President and Chief Executive Officer of Fas
                                                                Mart Convenient Stores, Inc., Mechanicsville,
                                                                Virginia, until February 1998.

William M. Wright (73)                    2001                  Chief Executive Officer of Wood Preservers,
                                                                Inc., a lumber treatment company headquartered
                                                                in Warsaw, Virginia.


                                        Served as                       Principal Occupation
           Name (Age)               Director Since (1)                 During Past Five Years
           ----------               ------------------                 ----------------------

2002 Class (Directors Serving Until the 2002 Annual Meeting):
G. William Beale (51)                   1990                      President and Chief Executive Officer of the
                                                                  Company since its inception; President of Union
                                                                  Bank & Trust Company since 1991.

B. Walton Mahon (72)                    1965                      Investor; Formerly served as Chairman of the
                                                                  Board of the Company from 1993 to 1998 and as
                                                                  President of Union Bank & Trust Company from
                                                                  1965 to 1991.

Charles H. Ryland (87)                  1940                      Attorney, Warsaw, Virginia; Vice Chairman of the
                                                                  Board of the Company.

2003 Class (Director Serving Until the 2003 Annual Meeting):

M. Raymond Piland, III (67)             1980                      President, Williamsburg Millwork Corporation,
                                                                  Bowling Green, Virginia.

__________________
(1) With the exception of Directors Bradley and Wright, who were appointed to the Board in January 2001, each director has served on the Board of Directors of the Company since the consummation of the affiliation of Union Bancorp, Inc. and Northern Neck Bankshares Corporation in July 1993 which created the Company. The date above refers to the year in which Messrs. Beale, Hicks, Mahon, Piland, and Whittaker were first elected to the Board of Directors of Union Bank & Trust Company, and Messrs. Murphy and Ryland were first elected to the Board of Directors of Northern Neck State Bank.

Board of Directors and Committees

          There were ten meetings of the Board of Directors in 2000. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board of Directors and its committees of which he was a member in 2000.

          There are no family relationships among any of the directors or among any directors and any officer. None of the directors serve as directors of other publicly-held companies.

          The Board of Directors has, among others, a standing Executive Committee, Audit Committee and Compensation Committee.

          Executive Committee. The Executive Committee is composed of G. William Beale, Ronald L. Hicks and Charles H. Ryland. The Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. In 2000, there were no meetings of the Executive Committee.

          Audit Committee. The Audit Committee is composed of A. D. Whittaker and W. Tayloe Murphy, Jr. and also includes Daniel I. Hansen of the Union Bank & Trust Company Board, William H. Hughes of the Northern Neck State Bank Board, Elisabeth Jones of the Rappahannock National Bank Board and

A.G.W. Christopher, Jr. of the Bank of Williamsburg Board. The functions of the Committee are to recommend selection of independent certified public accountants, to approve the scope of the independent accountants' audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor and to issue its report to the Board of Directors. The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Attachment
A. All members of the Audit Committee are independent directors. The Audit Committee met six times in 2000.

     Compensation Committee. The Compensation Committee consists of Ronald L. Hicks and Charles H. Ryland. The function of this committee is to recommend the compensation to be paid to the executive officers of the Company. It also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The Compensation Committee met twice in 2000.

Directors' Fees

     As compensation for their services, each member of the Board of Directors of the Company receives $400 for each meeting of the Board attended. In addition, standing committee members receive $200 for each committee meeting attended. Additionally, an annual retainer of 200 shares of the Company's common stock is paid to each director attending 75% of all Board meetings. Board members who are also officers do not receive any additional compensation above their regular salary for any Board or committee meeting.


                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee's Report to the Shareholders, which follows, was approved and adopted by the Committee on February 22, 2001 and by the Board of Directors on March 9, 2001. The members of the Audit Committee are all independent directors.

     The Audit Committee has reviewed and discussed the audited financial statements with management, discussed with the auditors the matters required by SAS 61, received communications from the auditors as to their independence, and discussed independence with the auditors.

     Based on its review and discussions with the auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K filed by the Company.

     The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee which is included as Attachment A to this Proxy Statement.

     The following fees were paid to Yount, Hyde & Barbour, P.C., Union Bankshares Corporation's Certified Public Accountants, for services provided to the Company for the fiscal year ended December 31, 2000.

     Audit Fees:                                                     $ 56,367
     Financial Information Systems Design & Implementation Fees:        ---
     All Other Fees:                                                 $ 45,335

     Audit fees are fees billed for the audit of the Company's financial statements and for the required quarterly reviews of those statements. Financial information systems design and implementation fees are fees billed for financial information systems design work and implementation fees for services rendered as part of that work for the most recent fiscal year. All other fees include payments for any other types of services provided, including, but not limited to, preparation of income tax returns, audits of benefits plans and compliance audits.

     The Audit Committee of the Board of Directors believes that the non-audit services provided by Yount, Hyde & Barbour, P.C. are compatible with maintaining the auditor's independence.

                        W. Tayloe Murphy, Jr., Chairman
                                A. D. Whittaker
                            William H. Hughes, CPA
                               Daniel I. Hansen
                                Elisabeth Jones
                            A.G.W. Christopher Jr.


                       OWNERSHIP OF COMPANY COMMON STOCK

     The following table sets forth, as of February 24, 2001, certain information with respect to the beneficial ownership of the Company's common stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.

     As of February 24, 2001, no shareholder of the Company beneficially owned 5% or more of the Company's common stock.


                                                                                Amount and Nature of              Percent
              Name                                                            Beneficial Ownership (1)            of Class
              ----                                                            ------------------------            --------
        G. William Beale...............................................               38,756  (3)(4)                 (2)
        Frank B. Bradley, III..........................................                    1,000                     (2)
        Ronald L. Hicks................................................               25,383  (3)                    (2)
        B. Walton Mahon................................................              101,255  (3)                  1.35%
        W. Tayloe Murphy, Jr...........................................              165,122  (3)                  2.20%
        M. Raymond Piland, III.........................................               10,680  (3)                    (2)
        Charles H. Ryland..............................................              191,916  (3)                  2.55%
        A. D. Whittaker................................................               56,566  (3)                    (2)
        William M. Wright..............................................               44,448  (3)                    (2)
        All directors and executive officers as a group................              643,229  (5)                  8.46%

__________________
(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2) Represents less than 1% of the Company's common stock.
(3) Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Beale, 3,992 shares; Mr. Hicks, 10,818 shares; Mr. Mahon, 21,455 shares; Mr. Murphy, 70,400 shares; Mr. Piland, 2,880 shares; Mr. Ryland, 47,416 shares; Mr. Whittaker, 29,218 shares; and Mr. Wright, 4,128 shares.

                                             (footnotes continued on next page)

(footnotes continued on next page)


(4) Includes 26,240 shares that may be acquired pursuant to currently exercisable stock options granted under the Company's Stock Option Plan.
(5) Includes 90,252 shares that may be acquired pursuant to currently exercisable stock options granted under the Company's Stock Option Plan.


                             EXECUTIVE COMPENSATION

     During 2000, the only executive officer of the Company who received annual compensation in excess of $100,000 was G. William Beale, President and Chief Executive Officer. The following table shows the total compensation paid or accrued during the fiscal years indicated below to Mr. Beale.

                          Summary Compensation Table

                                                                       Long-Term
                                                                     Compensation
                                                                     ------------
                                                                      Securities
       Name and                     Annual Compensation (1)           Underlying              All Other
                                    ----------------------
  Principal Position     Year         Salary           Bonus          Options (2)          Compensation (3)
  ------------------     ----         ------           -----          -----------          ----------------
G. William Beale          2000         $ 182,545        $ 4,145             1,200                $ 26,609
  President/Chief         1999           180,250          5,911                --                  25,941
  Executive Officer       1998           155,000          2,805            10,000                  21,767

__________________
(1) The amount of compensation in the form of perquisites or other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each year.
(2) While the Company's Stock Option Plan permits the granting of restricted stock awards, no such awards have been made. This plan is the Company's only stock-based long term compensation plan currently in effect.
(3) Includes for 2000: (i) $17,861 accrued on behalf of Mr. Beale under the Employee Stock Ownership Plan; (ii) $4,881 accrued on behalf of Mr. Beale under a deferred compensation arrangement; and (iii) a $3,867 matching contribution to Mr. Beale's 401(k) plan account under the Profit Sharing and Thrift Plan. See the discussion below in the section captioned "Employee Benefit Plans" for a description of the Company's employee benefit plans.

Stock Option Grants in 2000

     The Company's Stock Option Plan provides for the granting of both incentive and non-qualified stock options and restricted stock awards to executive officers and key employees of the Company and its subsidiaries. No restricted stock awards have been granted under the plan. The following table provides certain information concerning stock options granted during 2000 to Mr. Beale.

                                             Individual Grants
                    -----------------------------------------------------------------
                                          Percent of
                         Number of           Total
                          Shares            Options
                        Underlying        Granted to        Exercise                             Potential
                          Options          Employees       Price per     Expiration        Realizable Value (1)
                                                                                           --------------------
      Name                Granted          in 2000           Share          Date             5%             10%
      ----                -------          -------           ------         ----             --             ---
G. William Beale           1,200              4.60%        $ 13.375        2/20/10         $ 10,093       $ 25,580
_________________

(1) Potential realizable value at the assumed annual actual option term (10 years) and annual rates of stock price appreciation indicated, based compounding, less cost of shares at exercise on price .

Stock Option Exercises in 2000 and Year-end Option Values

     The following table shows certain information with respect to the number and value of unexercised options at year-end for Mr. Beale.

                                                              Number of Shares              Value of Unexercised
                                                           Underlying Unexercised               In-the-Money
                        Number of                                Options at                      Options at
                     Shares Acquired        Value            December 31, 2000             December 31, 2000 (1)
                                                             -----------------             ---------------------
     Name              on Exercise        Realized      Exercisable    Unexercisable    Exercisable    Unexercisable
     ----              ----------         --------      -----------    -------------   ------------    -------------
G. William Beale          -0-               ---             26,240         7,460           $ -0-           $ -0-

________________
(1) Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2000.

Employee Benefit Plans

     The Company and its subsidiaries, Union Bank & Trust Company ("Union Bank"), Northern Neck State Bank ("Northern Neck Bank"), Rappahannock National Bank ("Rappahannock Bank"), Bank of Williamsburg, Union Investment Services, Inc. and Mortgage Capital Investors, Inc., maintain several tax qualified and non-qualified employee benefit plans for their employees which are described below.

     The Company's Plans
     -------------------

     Profit Sharing and Thrift Plan. The Company has adopted a defined contribution plan, established in accordance with Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, employees of the Company are eligible to participate after six months of employment. The 401(k) Plan provides for employee pre-tax contributions, not to exceed 15% of the employee's compensation. The Company is required to match up to 3% of the employee's contributions. During 2000, $3,867 was contributed on behalf of Mr. Beale as a matching contribution under this plan. The Company is not required to, but may, make contributions to the 401(k) Plan. Employer contributions, if any, vest 20% after three years of service and increase by 20% for each of the next four years of service. No additional contribution was accrued for the 401(k) Plan for 2000.

     Employee Stock Ownership Plan. The Company also offers a Non-Contributory Employee Stock Ownership Plan and Trust (the "ESOP"), under which all salaried employees (the "Participants") who are at least 18 years of age and who have been employed by the Company for at least 6 months are eligible to participate. Allocations of contributions under the ESOP are discretionary at the election of the Company's and subsidiaries' Boards of Directors, and Participants are not permitted to make contributions to the ESOP. Contributions to a Participant's account are based on proportionate "covered compensation" of the employee (generally total pay as an eligible employee and while a participant). These contributions vest 20% after 3 years, 40% after 4 years, 60% after 5 years, 80% after 6 years and are fully vested after 7 years. Service before age 18 does not count toward vesting. During 2000, $17,861 was accrued under the ESOP for the benefit of Mr. Beale.

     Distributions under the ESOP are made in common stock and any cash allocated to the Participant's account in a lump sum payment. In-service withdrawals and cash dividend withdrawals are permitted in certain cases from vested account balances.

     Union Bank's Plans
     ------------------

     Deferred Compensation Plan. Prior to 1997, Union Bank offered its directors the option to participate in a deferred supplemental compensation program. Participating directors have entered into agreements with Union Bank to participate in the program. To participate in this plan, a director must elect to forego the directors fees that would otherwise be payable to him by Union Bank for a period of twelve consecutive months beginning immediately after his election to participate. After the twelve month period runs, the director again begins to receive the full amount of directors fees payable by Union Bank.

     While its obligation under each agreement represents an unsecured, general obligation of Union Bank, a substantial portion of the benefits payable under the agreements is funded by key-person life insurance owned by Union Bank on each director. The fees deferred by each participating director are applied towards the first year's premium expense of a life insurance policy and thereafter Union Bank pays the premiums. Each agreement provides that the director will receive from Union Bank a designated fixed amount, payable in equal monthly installments over a period of ten years beginning upon his retirement at age 65. No interest is paid on the installments. The amount of each director's monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, Union Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director's designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director's death prior to reaching retirement age.

     The agreement with Mr. Beale calls for Union Bank to pay him $26,500 per year for ten years upon his retirement at age 65. The agreements with certain other directors calls for Union Bank to pay an annual installment in the following amounts upon their retirement, as follows: Mr. Piland, $13,004; Mr. Hicks, $55,364; Mr. Whittaker, $16,345; and Mr. Mahon, $5,887. As of December 31, 2000, Union Bank had accrued approximately $335,179 to cover its obligations under all these agreements.

     Deferred Compensation Plan (former King George State Bank). Before King George Bank was merged with Union Bank it maintained a voluntary deferred compensation program which permitted eligible directors and officers to defer receipt of a portion of their directors' fees. Life insurance was purchased on all of the participants in amounts that, in the aggregate, actuarially fund its future liabilities under this program, and Union Bank (as the successor to King George Bank) is the owner and sole beneficiary of all such insurance. The program has been designed so that, if assumptions as to mortality experience, policy dividends, tax effects, and other factors are realized, the compensation deferred by a participant will cover all premium payments and benefit payments, plus a factor for the use of funds of Union Bank.

     While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability. Under the terms of the directors' benefit plan, a participant, or his beneficiary, will receive upon retirement a monthly retirement payment for life, payable for a minimum of 15 years. The plan also provides for a reduced payment to a participant's beneficiary in the event that the participant dies prior to retirement, payable for a period of 15 years from the date of death. A participant's retirement date is considered to be the later of the date a participant turns age 65 or completes 10 years of plan participation.

     Northern Neck Bank's Plans
     --------------------------

     Split-Dollar Insurance Program. In addition to a group life insurance plan that is available to all employees, Northern Neck Bank offers all officers the opportunity to participate in a split-dollar insurance program. The insurance benefit under this program is equal to four times an officer's annual salary in effect at the time he becomes eligible to participate in the program. While Northern Neck Bank covers 80% of the annual premium expense, each participant is obligated to reimburse, without interest, Northern Neck Bank for the aggregate amount advanced on his behalf during his participation in the program. Northern Neck Bank recovers its cost from each participant at retirement or from the proceeds of the policy if the participant dies before reaching retirement age.

Employment Contracts and Termination and Change in Control Arrangements

     The Company and Mr. Beale entered into an employment agreement effective April 1, 1999. The agreement has a two year initial term and will be extended for successive one-year terms beginning April 1, 2001 unless the Company elects not to extend the term of the agreement by providing at least twelve months prior notice, which it has not done. The employment agreement provides for an annual base salary of $170,000, which is adjustable annually at the discretion of the Board, and annual cash bonuses in such amounts as determined by the Board. The Company may terminate Mr. Beale's employment at any time for "Cause" (as defined in the agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale's employment for any reason other than for "Cause" or if Mr. Beale terminates his employment for "Good Reason" (as defined in the agreement), the Company will be obligated to continue to provide the compensation and benefits specified in the agreement until the expiration of its term. The employment agreement will terminate in the event that there is a change in control of the Company, at which time the change in control agreement described below between the Company and Mr. Beale will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

     The Company also has an agreement with Mr. Beale that becomes effective upon a change in control of the Company. Under the terms of this agreement, the Company or its successor agrees to continue Mr. Beale in its employ for a term of three years after the date of a change in control. During the contract term, Mr. Beale will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to the immediate prior year and a bonus at least equal to the annual bonus paid prior to the change in control. If Mr. Beale's employment is terminated during the three years other than for cause or disability as defined in the agreement, or if he should terminate employment because a material term of the contract is breached by the Company, he will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to
2.9 times the sum of Mr. Beale's base salary, annual bonus, and equivalent benefits.

Compensation Committee Report on Executive Compensation

     Compensation for the President and Chief Executive Officer of the Company is determined by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee of the Board. The Compensation Committee bases its recommendation on consideration of various factors, including the financial performance of the Company, the individual performance of the President and Chief Executive Officer and the compensation paid to persons in comparable positions within the industry.

     Compensation for executive officers other than the President and Chief Executive Officer is determined by the Board of Directors based on the recommendation of the President and Chief Executive Officer. Compensation levels for all executive officers are determined based on the performance of the Company, performance judgments as to the past and future contributions of the individual officers and compensation paid to executives in similar positions in the industry.

     The Board and the Compensation Committee use a subjective approach to the determination of compensation based on the factors noted above. They do not rely on formulas or weights of specific factors and neither the profitability of the Company nor the market value of its stock are directly utilized in computing the executive officer base compensation. The Company's executive compensation program has relied almost exclusively on base salary as its primary component.


     Members of the Compensation Committee

     Ronald L. Hicks
     Charles H. Ryland


Compensation Committee Interlocks and Insider Participation

     During 2000 and up to the present time, there were transactions between Union Bank and Northern Neck Bank and the members of the Compensation Committee (Messrs. Hicks and Ryland), or their associates, all consisting of extensions of credit by either Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

                              SHAREHOLDER RETURN

     The Company is subject to the rules of the Securities and Exchange Commission that require all public companies to present a graph of total investment return in their annual proxy statements. The graph below compares the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Nasdaq Stock Market Index and of the Nasdaq National Market ("Nasdaq/NM") Bank Index, assuming that investments of $100 were made on December 31, 1995, and that dividends were reinvested.

                                    [GRAPH]

                                            1995        1996        1997        1998        1999        2000
                                            ----        ----        ----        ----        ----        ----
Union Bankshares Performance Index           100       98.62      174.06      142.85      123.81       93.23
Nasdaq Stock Market Index                    100      123.04      150.69      212.51      394.92      237.62
Nasdaq/NM Bank Index                         100      132.04      221.06      219.64      211.14      241.08

           INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

     Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of Union Bank, Northern Neck Bank, Rappahannock Bank, Bank of Williamsburg, Union Investment Services and Mortgage Capital Investors. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2000, and will have additional transactions with these companies in the future. All loans extended and commitments to lend by the banks to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

     Union Bank has engaged the law firm of Jarrell, Hicks and Sasser, of which Mr. Hicks is a principal, to perform certain legal services for Union Bank. Northern Neck Bank has engaged Mr. Ryland to perform certain legal services for Northern Neck Bank. Mr. Whittaker's construction company has built several branch buildings for Union Bank, as well as the Bank of Williamsburg's building.


                             INDEPENDENT AUDITORS

     On September 27, 1999, the Company's Board of Directors voted to engage the accounting firm of Yount, Hyde & Barbour, P.C. as the independent public accountant to audit the Company's financial statements for the fiscal year ending December 31, 1999, to replace the firm of KPMG LLP, the independent public accountant engaged to audit the Company's financial statements as of and for the year ended December 31, 1998.

     Consistent with the Company's policies, the Company conducted a bidding process to select the independent public accountant to audit the Company's financial statements for the fiscal year ending December 31, 1999. The Company's Board of Directors received bids from several independent public accounting firms including KPMG. After reviewing the proposals, the Company's Board of Directors selected Yount, Hyde & Barbour. That firm also was chosen to audit the Company's financial statements for the fiscal year ending December 31, 2000.

     During 1998, KPMG's report with respect to the Company's financial statements neither contained an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit-scope or accounting principles. During 1998, and up to the date of the discontinuation of services of KPMG, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. During that period, the Company did not consult with Yount, Hyde & Barbour, P.C. regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any other matter that would be required to be stated herein.

     Yount, Hyde & Barbour, P.C. has advised the Company that neither the firm nor any member of the firm now has, or has held in the most recent two fiscal years, any direct or indirect financial interest in the Company. Representatives of the firm are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's common stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, insiders of the Company complied with all filing requirements during 2000.

                             SHAREHOLDER PROPOSALS

     In order for a shareholder proposal to be considered for possible inclusion in the 2002 Proxy Statement, it must be received by the Company's Corporate Secretary, D. Anthony Peay, Union Bankshares Corporation, 212 N. Main Street, P.O. Box 446, Bowling Green, Virginia 22427 on or before November 9, 2001.


                          ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, excluding exhibits, to be filed with the Securities and Exchange Commission prior to March 31, 2001, can be obtained without charge by writing to D. Anthony Peay, Senior Vice President and Corporate Secretary, Union Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427.

                                                                    ATTACHMENT A

                         Union Bankshares Corporation
                              Board of Directors

                            Audit Committee Charter

                              STATEMENT OF POLICY

A soundly conceived, effective Audit Committee is essential to the management, operation, and financial reporting process of Union Bankshares Corporation and its subsidiaries. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

                                 ORGANIZATION

                                    Members

There shall be a committee of the Board of Directors known as the Audit Committee. This committee shall be composed of at least two directors of Union Bankshares Corporation and at least one director of each subsidiary bank, each of whom is independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

At the committee's discretion, management of the corporation may attend meetings of the Audit Committee, but this attendance should be in a non-voting capacity.

Committee membership standards will be maintained in accordance with applicable banking laws and regulations.

                                   Meetings

The Audit Committee shall meet on a bi-monthly or six (6) times per year basis. The committee reserves the right to meet at other times as required and/or to meet without members of corporate management, internal audit, or the independent accounting firm.

                                    Minutes

Minutes shall be prepared for all meetings of the Audit Committee to document the Committee's discharge of its responsibilities. The minutes shall provide an accurate record of the proceedings, and shall be approved at or before the next meeting of the Committee.

                                   AUTHORITY

The authority of the Audit Committee is derived from the full Board of Directors of Union Bankshares Corporation.

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance of the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

                               RESPONSIBILITIES

In fulfilling the stated role within the framework of the Audit Committee's Statement of Policy, the primary, general responsibilities of the Audit Committee will be as follows:

 .    To provide for an internal audit function to serve all subsidiaries of the corporation in an examining and advisory capacity.

 .    To provide for all required external audits of all corporate subsidiaries by suitable independent accountants.

 .    To serve as a focal point and reporting outlet for communications among non-committee directors, corporate management, internal auditors, and independent accountants.

 .    To assist the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting and operations controls.

 .    To act as an agent for the Board of Directors to help insure the independence of internal auditors and independent accountants, the integrity of management, and the adequacy of disclosure to stockholders.

Specific duties of the Audit Committee, within the noted general responsibilities, will include, but not be limited to the following items:

1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Based on the review and discussions noted in numbers 2 and 3 above, recommend to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K.

5. Meet with management, as deemed necessary by the Audit Committee, to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.   Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to ensure the independence of the auditor.

10. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing executive.

12. Review the significant reports to management prepared by the internal auditing department and management's responses.

13. Meet with the independent auditor prior to its annual audit to review the planning and staffing of the audit.

14. Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:
     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information.
     b.   Any changes required in the planned scope of the internal audit.
     c.   The internal audit department responsibilities, budget and staffing.

16. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

[x] PLEASE MARK VOTES                REVOCABLE PROXY
    AS IN THIS EXAMPLE          UNION BANKSHARES CORPORATION

        ANNUAL MEETING OF SHAREHOLDERS                      1. To elect three Class III directors to         With-   For All
              APRIL 17, 2001                                   serve until the Annual Meeting of       For   hold    Except
                                                               Shareholders in 2004. (except as        [ ]    [ ]      [ ]
   The undersigned hereby appoints G. William Beale,           marked to the contrary below):
B. Walton Mahon and Charles H. Ryland, jointly
and severally, proxies, with full power to act                 Ronald L. Hicks, W. Tayloe Murphy, Jr. and A.D. Whittaker
alone and with full power of substitution, to
represent the undersigned and vote all shares                  INSTRUCTION: To withhold authority to vote for any individual
of the Company standing in the name of the                     nominee, mark "For All Except" and write that nominee's name in the
undersigned at the Annual Meeting of Shareholders              space provided below.
Of Union Bankshares Corporation to be held on                  ___________________________________________________________________
Tuesday, April 17, 2001, at 6:00 p.m. at the
Caroline County High School located near the
intersection of Route 676 and Highway 207,                  2. To elect two Class II directors to             With-   For All
approximately 5 miles west of Bowling Green,                   serve until the Annual Meeting of        For   hold    Except
Virginia, or any adjournment thereof, on each                  Shareholders in 2003 (except as          [ ]    [ ]      [ ]
of the following matters:                                      marked to the contrary below):

                                                               Frank B. Bradley, III and William M. Wright

                                                               INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
                                                               ___________________________________________________________________

                                                            3. The transaction of any other business which may properly come before the Annual Meeting. Management at present knows of no
                                  ------------------           other business to be presented at the Annual Meeting.
Please be sure to sign and date   | Date           |
this Proxy in the box below.      |                |          The meeting will be followed by a reception.
------------------------------------------------------        Please check this box if you plan to attend.-----> [ ]
|                                                    |
|                                                    |        This proxy, when properly executed, will be voted in the manner
Shareholder sign above___Co-holder (if any) sign above        directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each proposal.

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                          UNION BANKSHARES CORPORATION

    When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all
                    should sign. All joint owners MUST sign

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY


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